                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              CVB FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                               CVB FINANCIAL CORP.
                  NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2000



        TO OUR SHAREHOLDERS:

        The 2000 Annual Meeting of Shareholders of CVB Financial Corp. will be held at the Double Tree Hotel, 222 North Vineyard, Ontario, California 91764 on Wednesday, May 17, 2000 at 7:00 p.m. local time.

        At our meeting, we will ask you to act on the following matters:

        1. ELECTION OF DIRECTORS. Elect seven persons to the Board of Directors to serve for a term of one year. The following seven persons are the nominees:

        George A. Borba              James C. Seley
        John A. Borba                D. Linn Wiley
        Ronald O. Kruse              San Vaccaro
        John J. LoPorto

        2. STOCK OPTION PLAN. Approve the CVB Financial Corp. 2000 Stock Option Plan.

        3. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. Ratify the appointment of Deloitte & Touche as independent public accountants for 2000.

        4. OTHER BUSINESS. Transact any other business which properly comes before the meeting.

        Our Bylaws provide for the nomination of directors in the following manner:

        "Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.2 of these bylaws; provided, however, that if only 10 days' notice of the meeting is given to shareholders such notice of intention to nominate shall be received by the President of the corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of voting stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith shall be disregarded by the then chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each nominee."

        If you were a shareholder of record at the close of business on March 27, 2000, you may vote at the meeting or at any postponement or adjournment of the meeting.

IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                            By Order of the Board of Directors


                                            /S/ DONNA MARCHESI
                                            DONNA MARCHESI
                                            Corporate Secretary


Dated:  April 10, 2000

                               PROXY STATEMENT FOR
                               CVB FINANCIAL CORP.
                        701 NORTH HAVEN AVENUE, SUITE 350
                            ONTARIO, CALIFORNIA 91764
                                 (909) 980-4030

        This proxy statement contains information about the annual meeting of shareholders of CVB Financial Corp. to be held on Wednesday, May 17, 2000 beginning at 7:00 p.m., local time, at the Double Tree Hotel, 222 North Vineyard, Ontario, California, 91764, and at any postponements or adjournments of the meeting.

        INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

        We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors is soliciting your vote at the 2000 Annual Meeting of Shareholders.

        This proxy statement summarizes the information you need to know to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

        We will begin sending this proxy statement, notice of annual meeting and the enclosed proxy card on or about April 10, 2000 to all shareholders entitled to vote. The record date for those entitled to vote is March 27, 2000. On March 27, 2000, there were 24,998,881 shares of our common stock outstanding. The common stock is our only class of stock outstanding. We are also sending our summary annual report for the fiscal year ended December 31, 1999 along with this proxy statement. The summary annual report is not to be deemed a part of the material for the solicitation of proxies.

HOW DO I VOTE BY PROXY?

        Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the meeting and vote.

        If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

        - "FOR" the election of all seven nominees for director;

        - "FOR" approval of the Stock Option Plan; and

        - "FOR" ratification of the appointment of Deloitte & Touche as independent accountants for 2000.

        If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. At the time this proxy statement went to press, we knew of no matters which needed to be acted on at the meeting, other than those discussed in this proxy statement.

HOW MANY VOTES DO I HAVE?

        Each share of common stock entitles you to one vote. The proxy card indicates the number of shares of common stock that you own. However, in the election of directors, you are entitled to cumulate your votes if you are present at the meeting, the nominee's(s') name(s) have properly been placed in nomination, and you have given notice at the meeting prior to the actual voting of your intention to vote your shares cumulatively. Cumulative voting allows you to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares you own, or to distribute your votes in the same fashion between two or more nominees. The return of an executed proxy grants the Board of Directors the discretionary authority to also cumulate votes.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if you file with CVB Financial's Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

HOW DO I VOTE IN PERSON?

        If you plan to attend the meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a proxy card and letter from the nominee authorizing you to vote the shares and indicating that you are the beneficial owner of the shares on March 27, 2000, the record date for voting.

WHAT CONSTITUTES A QUORUM?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. Proxies which are marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

WHAT VOTE IS REQUIRED FOR EACH PROPOSAL?

        The seven nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee. In order to approve the Stock Option Plan and ratify the selection of independent accountants, the Stock Option Plan and the accountants must receive the affirmative vote of a majority of the votes represented and voting at the annual meeting which also must be at least a majority of the required quorum. So, if you "abstain" from voting, it has the same effect as if you voted "against" these proposals. In addition, if you fail to instruct your brokers on how to vote on the Stock Option Plan, your broker will be unable to vote on this proposal. This will have no effect on this proposal since those shares for which brokers are unable to vote will not be considered voting at this annual meeting for purposes of approving the Stock Option Plan.

WHAT ARE THE COSTS OF SOLICITATION OF PROXIES?

        We will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. The proxies will be solicited principally through the mails, but CVB Financial's directors, officers and regular employees may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies.



                                 STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF CVB FINANCIAL'S COMMON STOCK?

          The following table shows the beneficial ownership of common stock as of March 27, 2000 by each person we know to be the beneficial owner of more than five percent of the outstanding shares of common stock. "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. So, for example, you beneficially own CVB Financial's common stock not only if you hold it directly, but also if you indirectly, through a relationship, contract or understanding, have, or share, the power to vote the stock, to sell it or you have the right to acquire it within 60 days of March 27, 2000:

                                                                     COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                          ------------------------------
                                                             NUMBER              PERCENT
       NAME                     ADDRESS                    OF SHARES            OF CLASS
-------------------      -------------------              ------------          --------
George A. Borba          701 N. Haven Avenue              3,517,478(1)           14.18%
                         Ontario, CA  91764

Charles M. Magistro      701 N. Haven Avenue              1,460,260               5.91%
                         Ontario, CA  91764

John Vander Schaaf       500 Wells Lane                   1,151,700(2)            5.47%
                         Ripon, CA  95366

------------------

(1) Includes 83,043 shares which Mr. Borba has the right to acquire by the exercise of stock options.

(2) Includes 66,435 shares which Mr. Vander Schaaf has the right to acquire by exercise of stock options.


HOW MUCH STOCK DO CVB FINANCIAL'S DIRECTORS AND OFFICERS OWN?

        The following table shows the beneficial ownership of CVB Financial's common stock as of March 27, 2000 by (i) our President and Chief Executive Officer; (ii) our four most highly compensated executive officers in 1999; (iii) each director and nominee for director and (iv) by all directors and executive officers as a group.


                                                                   COMMON STOCK
                                                                BENEFICIALLY OWNED
                                                           ----------------------------
                                                               NUMBER         PERCENT
NAME                                                       OF SHARES(1)     OF CLASS(2)
----                                                       ------------     -----------
George A. Borba (3)                                         3,517,478          14.18%
        Chairman of the Board and Nominee
John A. Borba (3)                                             820,815           3.31
        Director and Nominee
Ronald O. Kruse (3)                                           596,790           2.41
        Director and Nominee
John J. LoPorto (4)                                           453,247           1.83
        Director and Nominee
James C. Seley (5)                                             51,897            *
        Director and Nominee
San Vaccaro (6)                                               123,527            *
        Director and Nominee
D. Linn Wiley,                                                441,179           1.77
        President, Chief
        Executive Officer, Director and Nominee (7)
Frank Basirico,                                                34,711            *
        Executive Vice President
Edward J. Biebrich, Jr.                                        21,937            *
        Executive Vice President and
        Chief Financial Officer (8)
Jay W. Coleman,                                               147,237            *
        Executive Vice President (9)
Edwin Pomplun,                                                 14,780            *
        Executive Vice President (10)

Current Directors and Executive Officers                    6,223,598          25.08
        (11 persons) (11)

------------------

 *      Less than 1%.

(1) Except as otherwise noted below, each person directly or indirectly has sole or shared voting and investment power with respect to the shares listed.

(2) The percentage for each of these persons or group is based upon the total number of shares of CVB Financial's Common Stock outstanding as of the Record Date plus the shares which the respective individual or group has the right to acquire within 60 days after March 27, 2000 by the exercise of stock options.

(3) Includes 83,043 shares which each individual can acquire within 60 days after March 27, 2000 by the exercise of stock options.

(4) Includes 59,435 shares which Mr. LoPorto can acquire within 60 days after March 27, 2000 by exercise of stock options. Includes 10,746 shares held by Mr. LoPorto as custodian for his grandchildren.

(5) Includes 49,826 shares which Mr. Seley can acquire within 60 days after March 27, 2000 by the exercise of stock options.

(6) Includes 65,250 shares which Mr. Vaccaro can acquire within 60 days after March 27, 2000 by the exercise of stock options.

(7) Includes 152,347 shares which Mr. Wiley can acquire within 60 days after March 27, 2000 by the exercise of stock options.

(8) Includes 16,500 shares which Mr. Biebrich can acquire within 60 days after March 27, 2000 by the exercise of stock options.

(9) Includes 78,987 shares which Mr. Coleman can acquire within 60 days after March 27, 2000 by the exercise of stock options.

(10) Includes 12,718 shares which Mr. Pomplun can acquire within 60 days after March 27, 2000 by the exercise of stock options.

(11) Includes 684,192 shares which members of the group can acquire within 60 days after March 27, 2000 by the exercise of stock options.


                DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

                        PROPOSAL 1: ELECTION OF DIRECTORS

        We have nominated seven directors for election at the annual meeting, which is the number of slots fixed for the election of directors.

        We will nominate the persons named below, all of whom are present members of CVB Financial's Board of Directors, for election to serve until the 2001 Annual Meeting of Shareholders. Each of these persons is also a member of the Board of Directors of our principal subsidiary, Citizens Business Bank. The Board will cast its votes to effect the election of these nominees. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board.

THE NOMINEES

The directors standing for reelection are:

                                                                                YEAR FIRST
                                                                                 ELECTED
                                          PRINCIPAL OCCUPATION                 OR APPOINTED
NAME AND POSITION                         FOR PAST FIVE YEARS         AGE       A DIRECTOR
-----------------                         --------------------        ---      ------------
George A. Borba (1)                   Dairy Farmer, George Borba      67           1981
    Chairman of the Board             & Son Dairy

John A. Borba (1)                     Dairy Farmer, John Borba &      72           1981
    Director                          Sons

Ronald O. Kruse                       Chairman, Kruse Investment      61           1981
   Vice Chairman of the Board         Co., Inc. and Feed
   and Director                       Commodities, LLC(2)

John J. LoPorto                       Investor                        67           1981
    Director
James C. Seley                        Trustee, Seley Family Trust     58           1996

    Director
San Vaccaro                           Attorney                        67           1999

    Director

D. Linn Wiley                         President and Chief             61           1991
   President, Chief Executive         Executive Officer, CVB
   Officer and Director               Financial Corp. and
                                      Citizens Business Bank

-------------------------

(1)     George A. Borba and John A. Borba are brothers.

(2) Prior to joining Kruse Investment Co., Inc., Mr. Kruse was Chairman of O.H. Kruse Grain & Milling from 1974 through August 31, 1995.

THE BOARD OF DIRECTORS AND COMMITTEES

        The Board of Directors oversees our business and affairs. The Board also has ten standing committees including an Audit Committee, a Personnel Committee and a Stock Option Committee all of which, except for the Stock Option Committee, are also committees of the Bank. The Board does not have a nominating committee. The procedures for nominating directors, other than by the Board of Directors itself, are set forth in the bylaws and in the Notice of Annual Meeting of Shareholders.

THE AUDIT COMMITTEE

        In 1999 John Borba chaired the Audit Committee, which held twelve (12) meetings in 1999. Messrs. R. Kruse, J. LoPorto, and J. Seley are also members of this committee. The purpose of the Audit Committee is to direct the activities of the external auditors of the Bank to fulfill the legal and technical requirements necessary to adequately protect the directors, shareholders and employees. The Audit Committee also recommends to the Board of Directors the appointment of independent accountants and makes certain that the external auditors have the necessary freedom and independence to freely examine all the Bank records.

THE PERSONNEL COMMITTEE

        In 1999, Mr. Charles Magistro, who retired in December 1999, chaired the Personnel Committee, which held three (3) meetings during 1999. Messrs. G. Borba, J. Borba, R. Kruse, LoPorto, J. Seley, S. Vaccaro and D.L. Wiley are also members of this committee. This committee approves issues related to the compensation of the officers and employees of Citizens Business Bank.

THE STOCK OPTION COMMITTEE

        In 1999, Mr. LoPorto chaired the Stock Option Committee, which held one meeting during 1999. Messrs. J. Borba, R. Kruse, C. Magistro, J. Seley and S. Vaccarro also served on this committee in 1999. The Stock Option Committee administers our stock option plan, including making decisions regarding the grant of options.

THE NUMBER OF MEETINGS ATTENDED

        During 1999, the Board of Directors held eighteen (18) meetings, and the Board of Directors of the Bank held fifteen (15) meetings. All of the directors of CVB Financial and Citizens Business Bank during 1999 attended at least 75% of the aggregate of (i) the total number of CVB Financial and Citizens Business Bank Board meetings and (ii) the total number of meetings held by all committees of the Board of Directors of CVB Financial or Citizens Business Bank on which he served during 1999, except for Mr. Vaccaro who was appointed to the Board of Directors of CVB Financial and Citizens Business Bank in October 1999 in connection with the acquisition of Orange National Bancorp and Orange National Bank.

                             EXECUTIVE COMPENSATION

HOW DO WE COMPENSATE DIRECTORS?

        We compensate our directors and the directors of Citizens Business Bank with a fee for attendance at Board and committee meetings. Each director received $3,221 per month for Board and Committee meetings, except for the Chairman of the Board (Mr. George Borba) who received $9,201 per month for attendance at such meetings. Mr. Wiley does not receive any fees for serving as a director of CVB Financial or Citizens Business Bank. We paid a total of $313,335 in 1999 as directors' fees. Pursuant to CVB Financial's 1991 stock option plan, each of CVB Financial's non-employee directors is entitled to receive stock options after completing five years of service. All of CVB Financial directors have received their full grant except for Mr. Seley, who became a director in 1996 and Mr. Vaccaro who became a director in 1999. These options were granted over a five-year period after each non-employee director completed a year of service with CVB Financial. In addition, the Company pays a health insurance premium for each our non-employee directors. In 1999, the premium averaged approximately $4,955 for each non-employee director.

HOW DO WE COMPENSATE EXECUTIVE OFFICERS?

        Summary of Cash and Certain Other Compensation

        The tables on pages 11 and 12 show salaries and bonuses paid during the last three years, options granted in fiscal 1999 and 1999 fiscal year-end option values for our Chief Executive Officer and our next four most highly compensated executive officers who are our named executives.

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG-TERM
                                                                                                     COMPENSATION
                                                                  ANNUAL COMPENSATION                ------------
                                                        -------------------------------------------     AWARDS
                                                                                   OTHER ANNUAL      ------------   All Other
NAME AND PRINCIPAL POSITION                      YEAR    SALARY($)    BONUS($)   COMPENSATION($)(1)   OPTIONS(2)  Compensation($)(3)
---------------------------                      ----   ----------    ---------  ------------------  ------------ ------------------
D. LINN WILEY                                    1999   390,000         323,700         --                    --      12,800
President and Chief Executive Officer            1998   380,000         303,240         --                34,375      12,800
                                                 1997   751,522(4)      224,475         --                    --      12,000
FRANK BASIRICO                                   1999   155,000          69,750         --                    --      12,800
Executive Vice President and Senior Loan         1998   145,000          54,375         --                    --      12,800
Officer of the Bank                              1997   135,000          40,500         --                    --       7,769

JAY W. COLEMAN                                   1999   169,000          76,050         --                    --      12,800
Executive Vice President of Sales and            1998   162,500          59,719         --                 6,875      12,800
Service Division of the Bank                     1997   153,500          46,050         --                     -      12,000

EDWIN POMPLUN                                    1999   123,600          38,934         --                    --      12,800
Executive Vice President and Trust Division      1998   120,000          45,000         --                 2,750      12,053
Manager of the Bank                              1997   115,000          31,913         --                13,406        --

EDWARD  J. BIEBRICH, JR.                         1999   166,500          72,428         --                    --      12,800
Chief Financial Officer of the Company and       1998   160,000          66,000         --                41,250        --
Executive Vice President/Chief Financial         1997        --              --         --                    --        --
Officer of the Bank

---------------------

(1) The amount of the aggregate of the other annual compensation did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for the particular executive officer.

(2) Represents stock options we granted, retroactively adjusted, as appropriate, for the five for four stock split paid in January 2000, the 10% stock dividend distributed in January 1999 and January 1997, and the three for two stock split paid in January 1998.

(3) Represents amounts the Bank contributed to the Profit Sharing Plan and allocated to the Named Executives' vested or unvested account under such plan.

(4) Includes $386,522 for 1997 that represented the dollar value of shares of common stock we granted to Mr. Wiley pursuant to his employment agreement.

        Option Exercises and Holdings

               The following table provides information with respect to the named executive officers concerning their exercise of options during the 1999 fiscal year and their year-end option holdings. We have retroactively updated the share numbers in this table to take into account the five for four stock split we distributed on January 14, 2000. CVB Financial did not make any option grants to any named executive officers in 1999.


               AGGREGATED OPTION(1) EXERCISES IN FISCAL YEAR 1999
                        AND FISCAL YEAR-END OPTION VALUES



                                                                                         Value of Unexercised
                                                             Number of Unexercised      In-the-Money Options at
                          Shares Acquired                  Options at 12/31/99(#)(2)        12/31/99 ($)(3)
                           on Exercise(2)  Value Realized  --------------------------  --------------------------
Name                            (#)             ($)        Exercisable  Unexercisable  Exercisable  Unexercisable
----                      ---------------  --------------  -----------  -------------  -----------  ------------
D. Linn Wiley                   --              --          152,347        29,222        2,317,524      61,036
Frank Basirico                34,711          240,181             0        18,650          --          210,234
Jay W. Coleman                  --              --           78,987         8,875        1,234,147      51,277
Edwin Pomplun                   --              --           12,168        14,781          120,579     114,453
Edward J. Biebrich, Jr.         --              --            8,250        33,000            1,155       4,620

---------------------------

(1) We have no plans pursuant to which stock appreciation rights may be granted.

(2) Retroactively adjusted for the five for four stock split we distributed on January 14, 2000.

(3) Value of unexercised "in-the-money" options is the difference between the fair market value of the securities underlying the options and the exercise or base price of the options as of December 31, 1999.

EMPLOYMENT AGREEMENT WITH OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER

        On August 8, 1991, we entered into an employment agreement with Mr. Wiley which sets forth his compensation as President and Chief Executive Officer of CVB Financial and Citizens Business Bank. The agreement provides for an annual base salary of at least $300,000. This base salary is reviewed and adjusted on an annual basis at the discretion of the Board of Directors. The agreement further provides for Mr. Wiley to receive an annual bonus of $200,000 for each year after 1991, although Mr. Wiley's actual bonus may be more or less than $200,000 depending on the attainment of certain performance goals. In addition, as compensation for each full year of service between 1992 and 1997, Mr. Wiley received an unrestricted, fully vested and non-forfeitable common stock grant, which stock has already been issued. In the event there is a change in control of CVB Financial, or Mr. Wiley is terminated for any reason, other than for cause, he is entitled to receive a sum equal to one year's base salary at the rate being paid to him at the time he is terminated, unless he accepts employment with the acquiring company. Additionally, the agreement provides for certain other benefits, including an option grant, which was made in 1991, the use of an automobile, a country club membership, participation in the Bank's Profit Sharing Plan and medical and life insurance benefits.

        In addition, pursuant to the terms of our 1991 Stock Option Plan, upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which we will not be the surviving or resulting corporation, or a sale of substantially all the assets of the Company to another person, or a reverse merger in which we are the surviving corporation but the shares of our stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, all outstanding options Mr. Wiley may hold under the our 1991 Stock Option Plan, whether vested or not vested, will become immediately exercisable.

SEVERANCE COMPENSATION AGREEMENTS WITH CERTAIN OTHER EXECUTIVE OFFICERS

        In September 1996, the Bank entered into severance compensation agreements with Messrs. Basirico, Coleman and Pomplun. In 1998, the Bank entered into a Severance Compensation Agreement with Mr. Biebrich. These agreements provide that in the event a "Change of Control," as described below, occurs during the executive's employment and (i) the executive's employment is terminated by us or Citizens Business Bank or any successor, other than for cause, within one year of the completion of such Change of Control, or (ii) the executive terminates or resigns employment for Good Reason, as described below, within one year of the completion of a Change in Control, the executive shall receive an amount equal to the executive's annual base compensation for the last calendar year immediately preceding the Change in Control. This amount will be paid in a lump sum within five days after the effective date of termination of the executive's employment.

        A "Change in Control" occurs if, among other things:

                (i) any person or group, other than a director or officer serving since September 1996 acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition) ownership of stock of the Company or the Bank possessing more than 50% of the total voting power of the Company's or the Bank's stock;

                (ii)majority of the members of the Company's or the Bank's directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's or the Bank's board prior to the date of the appointment or election;

                (iii) a merger occurs where the holders of the Bank's or the Company's voting stock immediately prior to the effective date of such merger own less than 50% of the voting stock of the entity surviving such merger; or

                (iv) any one person or group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank that have a total fair market value greater than 50% of the total fair market value of all of the Bank's assets immediately before the acquisition or acquisitions. A transfer of assets will not be treated as a change in the ownership of such assets if the assets are transferred to:

                        (A) an entity, 50% or more of the total value or voting power of which is owned directly or indirectly by CVB Financial or Citizens Business Bank;

                        (B) a person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of CVB Financial or Citizens Business Bank; or

                        (C) an entity, at least 50% of the total value or voting power is owned, directly or indirectly by a person who owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of Citizens Business Bank.

        "Good Reason" includes (i) the executive's then current level of annual base salary or employee benefit coverage is reduced; (ii) the executive suffers a material diminution in, among others, title, authority or responsibilities; or
(iii) the executive's principal business office is relocated by more than fifty miles from its existing location.

        In addition, pursuant to the terms of CVB Financial's 1991 Stock Option Plan, upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which CVB Financial will not be the surviving or resulting corporation, or a sale of substantially all the assets of CVB Financial to another person, or a reverse merger in which CVB Financial is the surviving corporation but the shares of CVB Financial's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, all outstanding options under CVB Financial's 1991 Stock Option Plan, whether vested or not vested, become immediately exercisable.

REPORT ON EXECUTIVE COMPENSATION

        The Report of the Personnel Committee and the Stock Option Committee should not be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference.


                        REPORT OF THE PERSONNEL COMMITTEE
                         AND THE STOCK OPTION COMMITTEE


WHAT IS OUR PHILOSOPHY ON EXECUTIVE COMPENSATION?

        We have adopted a basic philosophy and practice of offering a compensation program designed to attract and retain highly qualified employees. Our compensation practices encourage and motivate these individuals to achieve superior performance. This underlying philosophy pertains specifically to executive compensation, as well as employee compensation at all other levels throughout the organization.

        There are three principal components of the executive compensation program. They include base salary compensation, bonus compensation (performance compensation) and long-term incentive compensation.

BASE SALARY

        For 1999, we determined the base salary compensation for each of the Company's executive officers. This includes all of the named executives. We predicate the base salary on the executive's ability, experience and past and potential performance and contribution to CVB Financial and Citizens Business Bank. The base salary range is based, in part, on our analysis of salary surveys from the California Bankers Association and the SIRS survey prepared by Organization Resource Counselors, Inc. Furthermore, we establish the base salary so that we will have the ability to increase these base salaries in future years based on the executive's performance. The full Board of Directors approved both the salary range and the actual base salary for each executive officer.

        We will evaluate and adjust the range of each executive's base salary, if appropriate, in subsequent years, based on future salary surveys, comparable salary information and other considerations. Base salary adjustments for each executive will be predicated primarily on performance. We conduct performance evaluations at least annually. We base the evaluations on results achieved. These results are measured against specific performance standards established at the beginning or during the course of the year. For example, specific performance standards include, among other things, deposit growth, loan growth, fee income, expense control, net earnings, return on equity and return on assets.

BONUS

        We base bonus compensation on Citizens Business Bank's return on equity and other specific performance criteria. Citizens Business Bank must achieve a minimum return on equity for anyone to be eligible for a bonus. This criterion provided for a minimum return on average equity of 15.00% for 1999. Citizens Business Bank's actual return on average equity for 1999 was 20.44%. The individual performance objectives and standards relate to specific results where the executive has substantial influence and accountability. The full Board of Directors approved all executive officers' bonuses for service during 1999.

WHAT KIND OF LONG-TERM INCENTIVE COMPENSATION DOES CVB FINANCIAL OFFER?

        We have two compensation plans that provide long-term incentives for our executive officers. They include a Stock Option Plan and a Profit Sharing Plan.

        The Stock Option Plan aligns the interests of key employees, including the Named Executives, with those of our shareholders. We provide these employees with an incentive to achieve superior performance by granting them long-term options to purchase Company Common Stock at a fixed exercise price that equals the fair market value of the underlying stock on the date of the grant. The Stock Option Committee administers the Stock Option Plan. This committee has the authority to select the key employees eligible for the stock options and the number of options they will receive. The members of the Stock Option

Committee do not utilize any performance goals in determining the number of options to be granted, nor do they consider the number of options previously granted to an executive officer. Rather, the members base the award of stock options on their own analysis of that employee's contribution to CVB Financial, including an assessment of the employee's responsibilities, as well as the employee's commitment to CVB Financial's future. The amount of compensation an optionee may receive pursuant to the option is based solely on an increase in the value of the Company's common stock after the date of the grant or award.

        In 1999, the Stock Option Committee did not award any stock options to the executive officers. In 1998, the Company's shareholders approved an amendment to the Stock Option Plan as a result of the enactment of Section 162(m) of the Internal Revenue Code which limits the deductibility of compensation paid to certain executive officers in excess of $1 million dollars per year. Stock options awarded under the Option Plan now qualify for exclusion under Section 162(m) of the Code as performance-based compensation.

        The Profit Sharing Plan primarily provides retirement benefits to all eligible employees, including Named Executives. It also has death and disability features. Employees become eligible upon completing at least one year of service. Annual contributions are made solely by CVB Financial. These contributions are entirely discretionary, and are approved by the Board of Directors based on CVB Financial's earnings and return on equity. For 1999, CVB Financial contributed $1,186,477 or 8% of total employee base salary and bonus, to the Profit Sharing Plan. We allocate contributions proportionately to the accounts of plan participants based on their base salaries and bonus. Plan participants become fully vested in these amounts upon reaching seven years of service.

HOW DO WE COMPENSATE OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER?

        Mr. Wiley, the President and Chief Executive Officer of CVB Financial and the Bank, received compensation for his services during 1999 based primarily upon his rights under his employment agreement with CVB Financial and Citizens Business Bank. We discuss this contract under the heading "Employment Agreement with Our President and Chief Executive Officer." Mr. Wiley is also eligible to receive a discretionary annual bonus pursuant to his employment agreement. We base his bonus on specific performance achievements as outlined above for other executive officers. Mr. Wiley may receive a bonus of up to and including 83% of his base salary under this plan. He received an annual bonus of $323,700, or 83% of base salary, for his services in 1999. This bonus was predicated on return on average equity, deposit growth, loan growth, net loan losses and operating efficiency. In addition to the benefits his employment agreement provides, Mr. Wiley is an eligible participant in our Profit Sharing Plan. He received a vested allocation of $12,800 for 1999. This represents his proportionate share of the aggregate employer contribution authorized by the Board of Directors for 1999.

Dated:  March 27, 2000

                                            THE PERSONNEL COMMITTEE
                                            GEORGE A. BORBA, Chairman
                                            JOHN A. BORBA
                                            RONALD O. KRUSE
                                            JOHN LoPORTO
                                            JAMES C. SELEY
                                            D. LINN WILEY
                                            SAN VACCARO

                                            THE STOCK OPTION COMMITTEE

                                            JOHN BORBA
                                            RONALD O. KRUSE
                                            JOHN J. LoPORTO, Chairman
                                            JAMES C. SELEY
                                            SAN VACCARO


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of the Personnel Committee or the Stock Option Committee during 1999 has ever been an officer or employee of CVB Financial or any of its subsidiaries, except for Mr. Wiley, who is the President and Chief Executive Officer of CVB Financial and the Bank and a member of the Personnel Committee. The Personnel Committee made all decisions regarding compensation of executive officers during 1999, other than those related to stock options or the base salary of Mr. Wiley.

PERFORMANCE GRAPH

        The following graph compares the yearly percentage change in CVB Financial's cumulative total shareholder return (stock price appreciation plus reinvested dividends) on Common Stock with (i) the cumulative total return of the American Stock Exchange market index, and (ii) a published index comprised by Media General Financial Services, Inc. of banks and bank holding companies in the "Pacific States," which are Alaska, California, Hawaii, Oregon and Washington (the industry group line depicted below). The graph assumes an initial investment of $100 and reinvestment of dividends. Points on the graph represent the performance as of the last business day of each of the years indicated. The graph is not necessarily indicative of future price performance.

        The graph shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this graph by reference.



                                 [INSERT GRAPH]





            Period Ended December 31, 1994 Through December 31, 1999


                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                        1995      1996      1997       1998      1999
                                       ------    ------    ------     ------    ------
CVB Financial Corp.         100         96.27    149.99    297.42     274.74    288.48
Industry Index              100        159.81    200.22    360.53     337.65    344.27
AMEX Market Index
                            100        128.90    136.01    163.66     161.44    201.27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Some of the directors and executive officers of CVB Financial and the companies with which they are associated were customers of, and had banking transactions with, Citizens Business Bank in the ordinary course of its business during 1999, and the Bank expects to have such banking transactions in the future. Citizens Business Bank made all of these loans and commitments on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness. In our opinion, these transactions did not involve more than a normal risk of collectibility or present other unfavorable features.

DID DIRECTORS AND OFFICERS COMPLY WITH THEIR SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE REQUIREMENTS IN 1999?

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of CVB Financial's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the American Stock Exchange. The SEC requires executive officers, directors and greater than ten-percent shareholders to furnish to us copies of all Section 16(a) forms they file.

        Based solely on our review of these reports and of certifications furnished to us, we believe that during the fiscal year ended December 31, 1999 all executive officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements, except for Mr. Vaccaro who filed his initial Form 3 reporting his initial ownership in CVB Financial late and Mr. Basirico who filed one Form 4 late relating to the exercise of stock options in September 1999.

       THE BOARD RECOMMENDS A VOTE "FOR" ALL SEVEN NOMINEES FOR DIRECTOR.


                                   PROPOSAL 2
               APPROVE CVB FINANCIAL CORP. 2000 STOCK OPTION PLAN

        On March 15, 2000, the CVB Financial Board of Directors adopted, subject to your approval, the CVB Financial Corp. 2000 Stock Option Plan as part of a continuing program to attract, retain and motivate its employees, directors and consultants. The Board of Directors believes that the 2000 Option Plan will provide a continued incentive for employees, directors and consultants to contribute to the continued profitability and success of CVB Financial and its subsidiaries and will increase these individuals financial stake in CVB Financial. In addition, the 2000 Option Plan will underscore eligible participants' common interest with our shareholders in increasing the value of CVB Financial over the long term. We have attached a copy of the 2000 Option Plan to this Proxy Statement as Appendix A.

WHO IS ELIGIBLE TO PARTICIPATE IN THE 2000 OPTION PLAN?

        The 2000 Option Plan authorizes the granting of stock options to employees, non-employee directors, consultants and other independent contractors of CVB Financial and its subsidiary companies, including Citizens Business Bank. In the event CVB Financial acquires another company by merger or otherwise, the Board of Directors or Stock Option Committee may authorize the issuance of options to individuals performing services for the acquired entity in substitution of options previously granted to those individuals in connection with their performance and service for the acquired entity.

HOW MANY SHARES MAY BE GRANTED TO INDIVIDUAL EMPLOYEES AND HOW MANY SHARES WILL BE AVAILABLE IN TOTAL UNDER THE 2000 OPTION PLAN?

        The total number of shares of CVB Financial Corp. common stock for which options may be granted under the 2000 Option Plan is two million (2,000,000), and the maximum number of stock options that CVB Financial may grant to any individual in any calendar year is one hundred thousand (100,000), in each case subject to adjustment as described below. The shares available for issuance under the 2000 Option Plan may be authorized but unissued shares of common stock or shares of common stock reacquired by the Company. If any shares subject to option expire or are forfeited or canceled, those shares will be added back to the total number of shares available for issuance under the 2000 Option Plan.

WHO WILL ADMINISTER THE 2000 OPTION PLAN?

        The 2000 Option Plan will be administered by the Board of Directors or Stock Option Committee of the Board of Directors, which will determine who will receive options, the date of grants of options and the terms and provisions of each option grant (which need not be identical).

WHAT WILL THE OPTION EXERCISE PRICE BE?

        Each option will be at a purchase price not less than 100% of the fair market value of CVB Financial Common Stock at the time the option is granted. Therefore, the amount of compensation with respect to options is determined by an increase in value of CVB Financial common stock after the date of grant of the option.

HOW CAN OPTIONS BE EXERCISED?

        Options may be exercised by cash or such other form of consideration as the Company shall determine, such as the surrender of outstanding shares of common stock or withholding shares that would otherwise be issued upon exercise of the option.

        Each option agreement will set forth when and under what terms an Option may be exercised. The Board of Directors or Stock Option Committee administering the 2000 Option Plan may accelerate the exercisability of all or any portion of an option at any time.

CAN THE OPTIONS BE TRANSFERRED?

        An optionee cannot transfer an option otherwise than by will or by the laws of descent and distribution and all stock options shall be exercisable, during the optionee's lifetime, only by the optionee, except that nonstatutory options can be transferred under certain circumstances to trusts established by an optionee for estate planning purposes.

WHEN DO THE OPTIONS TERMINATE?

        Except to the extent the terms of an option require its prior termination, each option shall terminate on the earliest to occur of (i) ten years from the date on which the option is granted (in the case of incentive stock options) or five (5) years in the case of an incentive stock option granted to a holder of 10% or more of the CVB Financial common stock; or (ii) no less than ninety (90) days and no more than 60 months, unless such severance is a result of death, disability or retirement, in which case the option shall terminate one year from the date of such death, disability or retirement.

        If CVB Financial terminates someone for cause, such option shall immediately terminate unless the Board of Directors provides that the option may be exercisable after the date of termination, but in no case may the option be exercised for more than 30 days after such termination.

        If someone dies or becomes disabled, while holding a stock option, the stock option may be exercised by the legal representative of the optionee, or the optionee himself, as the case may be for a period of 12 months from the date of death, but no later than the expiration of the option.

        Any option held by an optionee who retires in accordance with the terms of the 2000 Option Plan, may exercise the option for a period of 12 months (or such other period as the Board of Directors shall specify) from the date of such retirement, but not later than the expiration of the stated term of the option, if earlier.

        If an optionee's employment terminates for any reason other than death, disability, retirement or cause, the optionee may exercise the option, to the extent it was exercisable at the time of termination, for 90 days, or such other period not to exceed 60 months, as the Board of Directors or Stock Option Committee shall determine, from the date of termination, but not later than the stated term of the option.

WHAT HAPPENS IF CVB FINANCIAL DECLARES A STOCK SPLIT OR STOCK DIVIDEND?

        In the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, exchange, or similar change affecting common stock, CVB Financial will make an appropriate adjustment in the number and kind of shares covered by each outstanding option, the aggregate number and/or kind of shares for which options may be granted under the 2000 Option Plan, and the exercise price per share in respect of each outstanding option.

WHAT HAPPENS IF CVB FINANCIAL DECIDES TO ENTER INTO A MERGER OR DECIDES TO DISSOLVE?

        In the event of a dissolution or liquidation of CVB Financial or a merger with CVB Financial, or a sale of all or substantially all of the assets of CVB Financial, the Board will notify each optionee and each optionee will have the right to exercise all of his or her options, regardless of their vesting schedule. Upon the occurrence of the merger, dissolution or sale, the 2000 Option Plan and any option or portion thereof not exercised will terminate unless the 2000 Option Plan and the options thereunder are assumed by the surviving corporation or new options in the successor corporation are substituted for the CVB Financial options.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES WITH RESPECT TO STOCK OPTIONS.

Incentive Stock Options.

        An optionee will not realize taxable income and CVB Financial will not receive any deduction at the time of a grant or exercise of incentive stock options. If shares acquired by optionees upon the exercise of incentive stock options are not disposed of within two years from the date of grant, nor within one year from the date of exercise, any gain or loss realized upon the disposition of the shares will be treated as long-term capital gain or loss. For purposes of the alternative minimum tax only, the excess of the fair market value of the shares at the time of exercise of incentive options over the option price will be treated as additional income unless such shares are disposed of in the year of exercise.

        If the shares received upon exercise of an incentive stock option are disposed of prior to the end of the applicable holding periods, the difference between (a) the lesser of the fair market value of the shares on the date of exercise on the price received upon disposition of the shares and (b) the exercise price will be taxable to the optionee as ordinary income in the year in which such disposition occurs, and CVB Financial will be entitled to a deduction in the amount of such ordinary income recognized by the optionee. Any further gain or loss upon disposition will be treated as short-term or long-term capital gain or loss depending on the holding period of the shares.

        If incentive options are exercised with CVB Financial common stock previously owned by such optionee, such exercise will not be considered a taxable disposition of the previously owned stock unless such stock was itself received on exercise of incentive options and the holding periods described above for the exchanged stock have not been satisfied.

        To the extent that the aggregate option price of an optionee's inventive options which become exercisable in any year exceeds $100,000, such options will be treated as non-qualified options. If incentive options are exercised more than three months after the optionee's employment with CVB Financial has ended, the incentive options will be treated as non-qualified options.

Non-qualified Options.

        An optionee will not recognize taxable income and CVB Financial will not receive any deduction at the time of a grant of non-qualified options. Upon the exercise of non-qualified options, the excess of the fair market value on the date of exercise of the shares received over the exercise price for such shares will be taxable to the optionee as ordinary income, and CVB Financial may be entitled to a deduction, subject to applicable withholding and regulatory requirements, at that time for the amount of such ordinary income recognized by the optionee. The subsequent sale of such shares by the optionee will be treated as short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the fair market value of the shares at the time of exercise.

        If options are exercised with CVB Financial's Common Stock previously owned by the optionee, such exercise will not be considered a taxable disposition of the previously owned stock, unless such stock was itself received on an exercise of incentive options and the relevant holding periods for the exchanged stock have not been satisfied, and no gain or loss will be recognized with respect to such stock upon such exercise. If additional shares are received by the optionee, the excess of the fair market value of all of the shares received over the sum of the fair market value of all of the shares surrendered and any cash payment made by the optionee upon exercise will be taxable as ordinary income to the optionee and may be deductible by us.

WHEN CAN THE BOARD OF DIRECTORS TERMINATE OR AMEND THE 2000 OPTION PLAN?

        The Board of Directors may, at any time, amend or discontinue the 2000 Option Plan, and the Board of Directors or Stock Option Committee administering the 2000 Option Plan may amend or cancel any option for any lawful purpose, but no action can adversely affect the rights under any outstanding option without obtaining the optionee's consent.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
                             2000 STOCK OPTION PLAN.


                                   PROPOSAL 3
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We have appointed Deloitte & Touche as independent public accountants for the year ending December 31, 2000. The Audit Committee recommended the appointment of Deloitte & Touche to the Board. Deloitte & Touche, who performed our audit services in 1999, including an examination of the consolidated financial statements and services related to filings with the Securities and Exchange Commission, has served as our accountants since 1986. Deloitte & Touche performed all of its services in 1999 at customary rates and terms. Representatives of Deloitte & Touche will be present at the meeting, will be available to respond to your appropriate questions and will be able to make such statements as they desire.

        If you do not ratify the selection of independent accountants, the Audit Committee and the Board will reconsider the appointment. However, even if you ratify the selection, the Board may still appoint new independent accountants at any time during the year if it believes that such a change would be in the best interests of CVB Financial and our shareholders.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                                 RATIFICATION OF
                                THE SELECTION OF
                 DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT
                              ACCOUNTANTS FOR 2000.


                                  ANNUAL REPORT

        Together with this Proxy Statement, CVB Financial has distributed to each of its shareholders an annual report for the year ended December 31, 1999. CVB Financial's annual report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Deloitte & Touche, the Company's independent public accountants.

        UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO DONNA MARCHESI, SECRETARY OF THE COMPANY, AT 701 NORTH HAVEN AVENUE, SUITE 350, ONTARIO, CALIFORNIA 91764, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR 1999, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.


                            PROPOSALS OF SHAREHOLDERS

        If you wish to submit a proposal for consideration at our 2001 Annual Meeting of Shareholders, you may do so by following the procedures prescribed in the Securities Exchange Act of 1934. To be eligible for inclusion in the Company's proxy statement and proxy materials, our Corporate Secretary must receive your proposals no later than December 21, 2000.

        In addition, in the event a shareholder proposal is not submitted to the Company prior to February 24, 2001, the proxy to be solicited by the Board of Directors for the 2001 Annual Meeting of Shareholders will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion, if the proposal is presented at the 2001 Annual Meeting of Shareholders, without any discussion of the proposal in the proxy statement for such meeting.

Dated:  April 10, 2000                  CVB FINANCIAL CORP.



                                        By /S/ D. LINN WILEY
                                          ----------------------------------
                                          D. Linn Wiley
                                          President and Chief Executive Officer

                                   APPENDIX A

                   CVB FINANCIAL CORP. 2000 STOCK OPTION PLAN

             As Adopted by the Board of Directors on March 15, 2000




        Section 1. Purpose; Definitions.

        The name of the plan is the CVB Financial Corp. 2000 Stock Option Plan (the "Plan"). The purpose of the Plan is to encourage and enable employees (including officers and Directors) of CVB Financial Corp., a California corporation (the "Company") and its Subsidiaries, non-employee members of the Board of Directors of the Company, and those consultants and other independent contractors who provide services to the Company and its Subsidiaries and upon whose judgment, initiative and efforts the Company and its Subsidiaries depend for the successful conduct of their business to acquire proprietary interests in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on behalf of the Company and its Subsidiaries and strengthening their desire to remain with the Company and its Subsidiaries.

        The following terms shall be defined as set forth below:

        (a) "Act" means the Securities Act of 1933, as amended.

        (b) "Administrator" means the Board or the Committee.

        (c) "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options and Nonstatutory Stock Options.

        (d) "Board" means the Board of Directors of the Company.

        (e) "Cause," as such term relates to the termination of any person's status as an employee or other service provider of the Company, means the occurrence of one or more of the following: (i) such person is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, (ii) such person engages in a fraudulent act to the material damage or prejudice of the Company or any Subsidiary or in conduct or activities materially damaging to the property, business or reputation of the Company or any Subsidiary, all as determined by the Board in good faith in its sole discretion, (iii) any material act or omission by such person involving malfeasance or negligence in the performance of such person's duties to the Company or any Subsidiary to the material detriment of the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of any such act or omission, (iv) failure by such person to comply in any material respect with the terms of his employment agreement, if any, or any written policies or directives of the Board as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of such failure, or (v) material breach by such person of any other agreement with the Company, as determined by the Board in good faith in its sole discretion.

        (f) "Code" means the Internal Revenue Code of 1986, as amended, and any successor tax laws, and related rules, regulations and interpretations.

        (g) "Committee" means a committee of two or more Independent Directors appointed by the Board to administer the Plan.

        (h) "Director" means a member of the Board.

        (i) "Disability" means such individual's total and permanent disability within the meaning of Section 22(e)(3) of the Code. However, in no event will a participant be considered to be disabled for purposes of this Plan if the individual's incapacity is a result of an intentionally self-inflicted injury (while sane or insane), alcohol or drug abuse, or a criminal act for which the individual is convicted or to which the individual pleads guilty or nolo contendre.

        (j) "Fair Market Value" of the Stock on any given date under the Plan shall be determined as follows:

                (i) If the Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of the Stock on the day of determination on the stock exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape transactions on such exchange. If there is no reported sale of the Stock on such exchange on the day of determination, then the fair market value shall be the closing price on the exchange on the last preceding date for which such quotation exists.

                (ii) If the Stock is not at the time listed or admitted to trading on any national exchange but is traded on the NASDAQ National Market or Small Cap Market System, the fair market value shall be the closing selling price per share of the Stock on the day of determination, as such price is reported by the National Association of Securities Dealers, Inc. through the NASDAQ National Market or SmallCap System, as the case may be, or through any successor system. If there is no reported closing selling price for the Stock on the day of of determination, then the fair market value shall be the closing selling price on the last preceding date for which such quotation exists.

                (iii) If the Stock is regularly quoted by a recognized securities dealer, but selling prices are not reported (and the Stock is otherwise not listed or admitted as described in (i) and (ii) above), the fair market value shall be the mean between the high and low bid prices for the Common Stock on the day of determination, or, if there is no reported mean between the high and low bid prices on the day of determination, on such last market trading day prior to the day of determination on which such mean exists; or

                (iv) If the Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market nor otherwise regularly quoted by recognized securities dealer, then the fair market value shall be determined by the Administrator after taking into account such factors as the Administrator shall deem appropriate.

        (k) "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        (l) "Independent Director" means persons who qualify as "nonemployee directors" as such term is defined in Securities and Exchange Commission Rule 16b-3 under the 1934 Act ("Nonemployee Directors") and who qualify as "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code and Treasury Regulations 1.162-27(c)(3) ("Outside Director"). The Board shall have the authority to appoint and remove members of the Committee, provided, however, that any attempted appointment to the Committee of a person who does not qualify as an Outside Director and Nonemployee Director shall be null and void. Any Committee member who loses the status of an Outside Director and Nonemployee Director shall automatically and without further action cease to be a member of the Committee as soon as such status is lost.

        (m) "Nonstatutory Stock Option" means any Stock Option that is not an Incentive Stock Option.

        (m) "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        (n) "Retirement" means an employee's termination of employment with the Company and its Subsidiaries after attainment of age 65 or attainment of age 55 and completion of 10 years of employment.

        (o) "Stock" means the Common Stock, no par value, of the Company, subject to adjustments pursuant to Section 3.

        (p) "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

        Section 2. Administration of Plan; Authority to Select Participants and Determine Awards

        (a) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

                (i) to select those employees (including officers and Directors) of the Company and its Subsidiaries, non-employee Directors, and consultants and other independent contractors in service to the Company and its Subsidiaries to whom Awards may from time to time be granted;

                (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options and Nonstatutory Stock Options or any combination of the foregoing, granted to any one or more participants;

                (iii) to determine the number of shares of Stock to be covered by any Award;

                (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

                (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

                (vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

                (vii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

                (viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and otherwise to supervise the administration of the Plan.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan participants.

        Section 3. Stock Issuable Under the Plan; Mergers; Substitution

        (a) Stock Issuable. The maximum number of shares of Stock reserved and available for the grant of Awards under the Plan shall be the sum of two million (2,000,000) shares, subject to adjustment as described in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards which expire or which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options with respect to no more than one hundred thousand (100,000) shares of Stock may be granted to any one individual participant during any one calendar year period, subject to adjustment as described in Section 3(b) below. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

        (b) Changes in capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Stock Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan (including the maximum number of shares of Common Stock which can be subject to any Stock Option for any particular person) but as to which no Stock Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of a Stock Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, merger, consolidation, reorganization, any partial or complete liquidation, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Board of Directors in its discretion may make a cash payment in lieu of fractional shares.

        (c) Mergers, etc. Not less than fifteen (15) days, or such shorter period of time as the Administrator shall determine, prior to (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, or a sale of all or substantially all the assets of the Company to another person, or (iii) a reverse merger in which the Company is the surviving corporation but (a) the shares of the Company's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property or (b) the voting securities of the Company outstanding immediately prior to such event represent less than fifty percent (50%) of the total voting power represented by the voting securities of the Company surviving such event (a "Terminating Event") (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the Stock Options granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all optionees), the Administrator shall notify each optionee of the pendency of the Terminating

Event. Upon delivery of said notice, any option granted prior to the Terminating Event shall be, notwithstanding the provisions of paragraph 2 hereof, exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the Plan. Upon the consummation of the Terminating Event, the Plan and any option or portion thereof not exercised shall terminate unless provision is made in connection with the Terminating Event for assumption of the Plan and/or the options theretofore granted, or substitution for such options of new options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, solely at the option of such successor corporation or parent or subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices.

        (d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances, including the grant of Incentive Stock Options.

        Section 4. Eligibility

        Participants in the Plan shall be such full-time or part-time employees (including officers and Directors) of the Company and its Subsidiaries, non-employee Directors, and consultants and other independent contractors in service to the Company and its Subsidiaries as the Administrator in its sole discretion shall select from time to time.

        Section 5. Stock Options

        Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Nonstatutory Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be a Nonstatutory Stock Option.

        No Incentive Stock Option shall be granted under the Plan after ten years from the date of adoption of the Plan by the Board of Directors.

        (a) Terms and Conditions of Stock Options. The Administrator in its discretion may grant Stock Options subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

                (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant, but shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant, except as provided in Section 3(d). If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any "parent or subsidiary corporation" of the Company (within the meaning of Section 424(e) or 424(f) of the Code, as the case may be) and an Incentive Stock Option is granted to such employee, the exercise price per share for the Stock covered by such Incentive Stock Option shall be not less than 110% of the Fair Market Value of a share of Stock on the grant date.

                (ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date the Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any "parent or subsidiary corporation" of the Company (within the meaning of Section 424(e) or 424(f) of the Code, as the case may be) and an Incentive Stock Option is granted to such employee, the term of such Option shall expire no more than five years after the date of grant.

                (iii) Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at the time of grant. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

                (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Payment of the purchase price shall be made in full concurrently with such exercise by any one of the following methods: (A) in cash; (B) if, in the sole discretion of the Administrator, and if the Company is not then prohibited from purchasing or acquiring shares of Stock, with shares of Stock that have been held by the optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes, delivered in lieu of cash and valued at their Fair Market Value on the date of exercise; (C) through a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (the "NASD Dealer") whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company;; or (D) any combination of the foregoing. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

                (v) Termination by Reason of Death. Any Stock Option held by an optionee whose employment by (or other business relationship with) the Company and its

        Subsidiaries is terminated by reason of the optionee's death may thereafter be exercised, to the extent it was exercisable by the optionee on the date of the optionee's death, by the legal representative of the optionee's estate or by any other person who acquires the right to exercise the option by reason of such death under the optionee's will or the laws of intestate succession, for a period of 12 months (or such other period as the Administrator shall specify in the Stock Option) from the date of death, but not later than the expiration of the stated term of the Option, if earlier.

                (vi) Termination by Reason of Disability. Any Stock Option held by an optionee whose employment by (or other business relationship with) the Company and its Subsidiaries is terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable on the date of such termination, for a period of 12 months (or such other period as the Administrator shall specify in the Stock Option) from the date of such termination of employment (or business relationship), but not later than the expiration of the stated term of the Option, if earlier. The Administrator shall have sole authority and discretion to determine whether a participant's employment (or business relationship) has been terminated by reason of Disability. The Administrator may specify in any Stock Option that the death of an optionee during the period provided in this Section 5(a)(vi) for the exercise of the Option shall extend such period for a period ending not later than 12 months following the date of the optionee's death, subject to termination on the expiration of the stated term of the Option, if earlier.

                (vii) Termination by Reason of Retirement. Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries is terminated by reason of Retirement may thereafter be exercised, to the extent it was exercisable on the date of such termination, for a period of 12 months (or such other period as the Administrator shall specify) from the date of such termination of employment, but not later than the expiration of the stated term of the Option, if earlier. The Administrator may specify in any Stock Option that the death of an optionee during the period provided in this Section 5(a)(vii) for the exercise of the Option shall extend such period for a period ending not later than 12 months following the date of the optionee's death, subject to termination on the expiration of the stated term of the Option, if earlier.

                (viii) Termination for Cause. If any optionee's employment by (or business relationship with) the Company and its Subsidiaries is terminated for Cause, any Stock Option held by such optionee, including any Stock Option that is exercisable at the time of such termination, shall immediately terminate and be of no further force and effect; provided, however, that the Administrator may, in its sole discretion, provide in any Stock Option that such Stock Option can be exercised, to the extent it was exercisable on the date of such termination, for a period of up to 30 days from the date of termination of employment (or business relationship), but not later than the expiration of the stated term of the Option, if earlier.

                (ix) Other Termination. Unless otherwise determined by the Administrator, if an optionee's employment by (or business relationship with) the Company and its Subsidiaries terminates for any reason other than death, Disability, Retirement, or for

        Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of such termination, for 90 days (or such other period not to exceed 60 months as the Administrator shall specify) from the date of termination of employment (or business relationship), but not later than the expiration of the stated term of the Option, if earlier.

                (x) Annual Limit on Incentive Stock Options. Section 422 of the Code requires for "incentive stock option" treatment that the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Nonstatutory Stock Option. In the event the $100,000 limit is exceeded, the optionee may designate in writing to the Administrator whether this optionee is exercising the Incentive Stock Option portion or the Nonstatutory Stock Option portion. In the absence of such written designation, the Incentive Stock Option portion shall be deemed exercised first to the extent thereof.

        (b) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, provided, however, Non-Statutory Stock Options may be transferred to any inter vivos or testamentary trust, which shall agree in writing to be bound by the terms of this Plan, established for estate planning purposes for the sole and exclusive benefit of such owner, one
(1) or more members of such owner's family that are related to such owner by blood (which members shall include, without limitation, the spouse, adopted children, and stepchildren of such owner) and/or any other lineal descendants of such owners and in which such owner is a trustee thereof, or such other trust established for estate planning purposes as the Board of Directors or Committee shall approve in writing and which complies with applicable law.

        (c) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan.

        Section 6. Tax Withholding

        (a) Payment By Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

        (b) Payment in Stock. Subject to approval by the Administrator, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

        Section 7. Transfer, Leave of Absence, Etc.

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

        (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

        (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

        Section 8. Amendments and Termination

     The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Administrator to be required to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company's shareholders entitled to vote at a meeting of shareholders. Unless sooner terminated, the Plan shall terminate ten years from the date The Board of Directors approves The Plan.

        Section 9. Status of Plan

        With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

        Section 10. General Provisions

        (a) No Distribution; Compliance With Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it considers appropriate.

        (b) Delivery Of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

        (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

        (d) Performance-Based Compensation. For purposes of Section 162(m)(4)(c) of the Code and Treasury Regulation Section 1.162-27(e)(2)(vi), the amount of compensation an optionee may receive under a Stock Option is based solely on an increase in the value of the Stock after the date of the grant or award of a Stock Option.

        (e) Incorporation by Reference. Every written instrument evidencing an Award shall incorporate the terms of this Plan by reference as governing the Award.

        Section 11. Effective Date of Plan

        This Plan shall become effective upon the later to occur of (i) approval by the Company's Board of Directors and (ii) approval by the Company's shareholders.

        Section 12. Governing Law

        This Plan shall be governed by California law except to the extent such law is preempted by federal law.

                              CVB FINANCIAL CORP.
             REVOCABLE PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 17, 2000
                THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY

    I/we hereby nominate, constitute and appoint John A. Borba, John J. LoPorto and James C. Seley, and each of them, their attorneys, agents and proxies, with full powers of substitution to each, to attend and act as proxy or proxies at the 2000 Annual Meeting of Shareholders of CVB FINANCIAL CORP. which will be held at the Double Tree Hotel, 222 North Vineyard, Ontario, California 91764, on Wednesday, May 17, 2000, at 7:00 p.m., and at any and all adjournments thereof, and to vote as I/we have indicated the number of shares which I/we, if personally present, would be entitled to vote.

1. ELECTION OF DIRECTORS.

   FOR all nominees listed below (except as indicated to the contrary below). Discretionary authority to cumulate votes is granted to the Board.

   WITHHOLD AUTHORITY to vote for all nominees listed below

    Nominees: George A. Borba, John A. Borba, Ronald O. Kruse, John J. LoPorto, James C. Seley, San Vaccaro and D. Linn Wiley.

    Instruction: To Withhold Authority to vote for any individual nominee(s) write that nominee's(s') name in the space below.

--------------------------------------------------------------------------------

2. Approve CVB Financial Corp. 2000 Stock Option Plan.
                                   [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

3. Ratification of Appointment of Deloitte & Touche as independent public accountants of the Company for the year ending December 31, 2000.

                                   [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

4. Other Business. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting and at any and all adjournments thereof. IF ANY OTHER MATTER IS PRESENTED, YOUR PROXIES WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS, OR, IF NO RECOMMENDATION IS GIVEN, IN THEIR OWN DISCRETION. The Board of Directors at present knows of no other business to be presented at the Meeting.

                      PLEASE SIGN AND DATE ON REVERSE SIDE

                           PLEASE SIGN AND DATE BELOW

    I/we hereby ratify and confirm all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the meeting. I/we acknowledge receipt of the notice of Annual Meeting and the Proxy Statement which accompanies the notice.

                                                 Dated: , 2000

                                                             Signed

                                                             Signed
                                                 Please date this Proxy and sign
                                                 above as your name(s) appear(s)
                                                 on this card. Joint owners
                                                 should each sign personally.
                                                 Corporate proxies should be
                                                 signed by an authorized
                                                 officer. Executors,
                                                 administrators, trustees, etc.,
                                                 should give their full titles.

                                                 THE BOARD OF DIRECTORS
                                                 RECOMMENDS A VOTE "FOR" THE
                                                 ELECTION OF DIRECTORS NOMINATED
                                                 BY THE BOARD OF DIRECTORS,
                                                 "FOR" THE 2000 STOCK OPTION
                                                 PLAN AND "FOR" RATIFICATION OF
                                                 THE APPOINTMENT OF DELOITTE &
                                                 TOUCHE. THE PROXY, WHEN
                                                 PROPERLY EXECUTED, WILL BE
                                                 VOTED AS DIRECTED. IF NO
                                                 DIRECTION IS MADE, IT WILL BE
                                                 VOTED "FOR" THE ELECTION OF
                                                 DIRECTORS NOMINATED BY THE
                                                 BOARD OF DIRECTORS, "FOR"
                                                 APPROVAL OF THE 2000 STOCK
                                                 OPTION PLAN AND "FOR"
                                                 RATIFICATION OF THE APPOINTMENT
                                                 OF DELOITTE & TOUCHE.